UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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Investment Technology Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 25, 2009, Investment Technology Group, Inc. (“ITG”) filed definitive proxy materials relating to its Annual Meeting of Stockholders (the “Annual Meeting”) to be held May 12, 2009 (the “Proxy Statement”).  Among the items to be presented to the stockholders for their approval is an increase in the number of shares reserved and available for issuance under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”).  Subsequent to filing the Proxy Statement, ITG determined to decrease the number of requested shares from 1,625,000 to 1,300,000 shares.  Accordingly, Section 5(a) of the Plan (a copy of which was attached to the Proxy Statement) is amended to read as follows, subject to approval of stockholders at the Annual Meeting:

“(a)        Shares Authorized.    The total aggregate number of shares of Company Stock that may be issued under the Plan is the sum of the following (i) 1,300,000 new shares of Company Stock plus (ii) that number of shares of Company Stock subject to outstanding grants under the Plan as of May 12, 2009 plus (iii) that number of shares remaining available for issuance under the Plan but not subject to previously exercised, vested or paid grants as of May 12, 2009; provided that of the total number of shares of Company Stock described in (i), 50,000 shares shall be used solely to grant Options.”

Therefore, the requested number of shares reserved and available for issuance under the Plan that the stockholders of ITG will be asked to approve at the Annual Meeting has been decreased from 1,625,000 shares to 1,300,000 shares.  All references in the Proxy Statement to the proposed increase of 1,625,000 shares shall now be references to the amended proposed increase of 1,300,000 shares.  If the proposal is approved at the Annual Meeting, the total number of shares authorized under the Plan shall be 6,486,208 shares.

In addition, ITG wishes to clarify the disclosure set forth on p. 52 of the Proxy Statement that, as of March 16, 2009, ITG had 2,174,960 restricted share and stock unit awards outstanding.  Of that 2,174,960 outstanding restricted shares and stock units, 687,228 are vested and nonforfeitable and 1,487,732 are unvested, each as of March 16, 2009.